Exhibit 99.2

First Quarter 2018 Financial Results & Update April 26, 2018

Forward-Looking Statements and Non-GAAP Financial Information Certain statements set forth in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: future financial and operating performance, business plans or prospects of the company; the continued growth of the long-acting injectable antipsychotic market and revenue from the company’s commercial products, including VIVITROL® and ARISTADA®; improvements to and modernization of the treatment ecosystem for opioid dependence; the timing, funding, results and feasibility of clinical development activities, including the timing of the phase 3 data readout for ALKS 3831, the timing of the presentation of ALKS 3831 phase 1 metabolic study data, the phase 1 data readout and timing of development activities for ALKS 4230, the timing of data from the EVOLVE-MS-2 head-to-head gastrointestinal study and the submission of a new drug application (“NDA”) for BIIB098, and the timing of U.S. Food and Drug Administration (“FDA”) review of the NDA for ALKS 5461; whether the studies conducted for ALKS 5461, ALKS 3831 and BIIB098 will meet the FDA’s requirements for approval and the company’s expectations and timelines for regulatory interaction with the FDA and actions by the FDA relating to the NDA submissions for Aripiprazole Lauroxil NanoCrystal® Dispersion (“ALNCD”) and ALKS 5461; expectations concerning the timing and results of commercial activities, including the expected timing of the launches of ALNCD and ALKS 5461; the potential financial benefits that may be achieved under the license and collaboration agreement between the company and Biogen, including the potential $50 million option payment by Biogen; and the therapeutic value and commercial potential, including blockbuster status, of the company’s commercial products and development candidates, and patient access to such commercial products and development candidates. Although the company believes that such forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks, assumptions and uncertainties. These risks, assumptions and uncertainties include, among others: the unfavorable outcome of litigation, including so-called “Paragraph IV” litigation and other patent litigation, related to any of our products, which may lead to competition from generic drug manufacturers; data from clinical trials may be interpreted by the FDA in different ways than we interpret it; the FDA may not agree with our regulatory approval strategies or components of our filings for our products, including our clinical trial designs, conduct and methodologies and, for ALKS 5461, evidence of efficacy and adequacy of bridging to buprenorphine; clinical development activities may not be completed on time or at all; the results of our clinical development activities may not be positive, or predictive of real-world results or of results in subsequent clinical trials; regulatory submissions may not occur or be submitted in a timely manner; the company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to governmental payers; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks, assumptions and uncertainties described under the heading “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov and on the company’s website at www.alkermes.com in the “Investors—SEC filings” section. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this presentation. Non-GAAP Financial Measures: This presentation includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including non-GAAP net income/(loss) and non-GAAP net income/(loss) per share. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Alkermes plc Current Report on Form 8-K filed with the SEC on Apr. 26, 2018. Note Regarding Trademarks: The company is the owner of various U.S. federal trademark registrations (®) and other trademarks (TM), ARISTADA®, VIVITROL® and NanoCrystal®. Any other trademarks referred to in this presentation are the property of their respective owners. Appearances of such other trademarks herein should not be construed as any indicator that their respective owners will not assert their rights thereto. 2

Q1 Earnings Call Agenda 3 Introduction Richard Pops Chief Executive Officer Commercial Update Jim Robinson President & Chief Operating Officer Q1 Financial Results and 2018 Expectations Jim Frates Chief Financial Officer R&D Update Richard Pops Chief Executive Officer

Q1 total revenues increased 17% year-over-year to $225.2M VIVITROL® net sales increased 7% year-over-year to $62.7M ARISTADA® net sales increased 62% year-over-year to $29.2M R&D revenue from Biogen BIIB098 (formerly ALKS 8700) collaboration of $17.5M GAAP net loss of $62.5M, compared to a GAAP net loss of $68.9M for Q1 2017 Non-GAAP net loss of $14.2M, compared to a non-GAAP net loss of $27.9M for Q1 2017 First Quarter Summary and Recent Events Financial Results Clinical / Regulatory ALKS 5461: New Drug Application (NDA) accepted for filing by the U.S. Food and Drug Administration (FDA) for ALKS 5461 for the adjunctive treatment of major depressive disorder (MDD); Assigned Jan. 31, 2019 PDUFA date BIIB098: MRI and relapse results from the phase 3 EVOLVE-MS-1 study in patients with relapsing and remitting multiple sclerosis (MS) was presented at the 70th annual meeting of the American Academy of Neurology (AAN) ALKS 3831: Enrollment completed for ENLIGHTEN-2, a six-month weight study vs. olanzapine in patients with stable schizophrenia; Topline results expected in Q4 2018 4

Investigational product for adjunctive treatment of major depressive disorder (MDD) in patients with inadequate response to standard antidepressant therapy Opioid system modulator with new mechanism of action Program Status NDA accepted for filing by FDA, PDUFA target action date Jan. 31, 2019 Publication of data throughout 2018 Priorities Regulatory review underway; Prepare for Advisory Committee meeting (expected Q4’18) Preparations for anticipated launch Scientific exchange about endogenous opioid system and dysregulation within context of MDD Investment in manufacturing, senior leadership and necessary commercial infrastructure Sales representatives to be hired following Advisory Committee ALKS 5461 5

Policymakers activating to address opioid epidemic at national level Focus on implementation of Comprehensive Addiction and Recovery Act and introduction of new legislation in Congress to address opioid epidemic State and federal dollars are being allocated; Funding slowly flowing into fragmented treatment system Federal budget included $6B over the next two years to address the opioid epidemic and mental health programs $1B for new State Opioid Response Grant program 21st Century Cures Act provided $1B Small percentage has flowed from the states into changing the treatment system Working with state authorities to encourage timely distribution of funds to local treatment systems State programs expanded to ~670 at the end of Q1’18, driven by criminal justice re-entry and drug court programs VIVITROL®: Opportunities to Increase Utilization and Drive Growth 6

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ARISTADA®: Focused on Patient-Centered Treatment Options

- NDA under review by FDA for Aripiprazole Lauroxil NanoCrystal® Dispersion (AL_{NCD}) for initiation onto ARISTADA
  - PDUFA date of June 30, 2018
  - New initiation regimen designed to replace need for concomitant three weeks of oral aripiprazole*
  - Provides an extended-release aripiprazole lauroxil formulation having a smaller particle size than ARISTADA, enabling faster dissolution and leading to more rapid achievement of therapeutic levels of aripiprazole
- Enrollment underway for phase 3b study utilizing AL_{NCD} initiation regimen plus two-month ARISTADA compared to current market leader INVEGA SUSTENNA®
- Two-month ARISTADA dose gaining traction
  - 12% of total ARISTADA prescriptions in Q1'18

*New treatment regimen (AL_{NCD} + single 30mg oral dose of aripiprazole) designed to replace need for concomitant three weeks of oral aripiprazole for initiation onto ARISTADA

Alkermes

© 2018 Alkermes. All rights reserved.

Q1 2018 Revenue Summary In millions, except % Q1’18 Q1’17  Q1’18 VS. Q1’17 VIVITROL® $62.7 $58.5 7% ARISTADA® $29.2 $18.0 62% Manufacturing & Royalty Revenues $114.6 $114.7 0% R&D Revenue $18.7 $0.6 - Total Revenues $225.2 $191.8 17% Total Revenues ($M) 8 $191.8 $225.2 $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 $275 $300 Q1 2017 Q1 2018

Revenues From Proprietary Commercial Medicines Proprietary Commercial Product Revenues ($M) 9 $0 $20 $40 $60 $80 $100 $120 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18

VIVITROL® First Quarter Performance Q1 year-over-year net sales growth of 7%, driven by underlying unit growth of 21% Q1’18 results reflect estimated 52% Medicaid units and 48% non-Medicaid units Gross-to-net deductions increased to 50% in Q1’18, from 44% in Q1’17 2018 net sales expectations of $300M - $330M VIVITROL Quarterly Net Sales ($M) 10 $0 $10 $20 $30 $40 $50 $60 $70 $80 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18

Sequential TRx growth of 6% compared to Q4’17 Approximately 43% gross-to-net deductions ARISTADA market share increased to 26% among new aripiprazole long-acting atypical prescriptions (months of therapy) in Q1’18, compared to 19.5% in Q1’171 2018 net sales expectations of $140M - $160M ARISTADA® Growing in Volume and Gaining Market Share 11 ARISTADA Quarterly Net Sales ($M) 1. IMS NPA $0 $5 $10 $15 $20 $25 $30 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18

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Alkermes: 2018 Updated Financial Expectations†

(in millions, except per share amounts)	Financial Expectations for Year Ending Dec. 31, 2018†
Revenues	$975 – 1,025
COGS	$180 – 190
R&D Expense	$415 – 445
SG&A Expense	$515 – 545
Amortization of Intangible Assets	~$65
Net Interest Expense	~$10
Income Tax Expense	$0 – 10
GAAP Net Loss	$(210) – (240)
Non-GAAP Net (Loss) Income‡	$(10) – 20
GAAP Net Loss Per Share	$(1.35) – (1.55)
Non-GAAP Net (Loss) Earnings Per Share	$(0.06) – 0.12

- Revenues:
  - VIVITROL® net sales of $300M - $330M
  - ARISTADA® net sales of $140M - $160M
  - License and R&D revenue: $50M option payment, reimbursement of BIIB098 R&D expenses from Biogen
  - AMPYRA®/FAMPYRA® royalty & manufacturing revenue of $40M - $50M; Generic competition for AMPYRA expected in July 2018
- Operating Expenses:
  - Investment in AL_{NCD} launch in 2018 and preparations for potential launch of ALKS 5461 in 2019

† This financial guidance, provided by Alkermes plc in its Current Report on Form 8-K filed with the SEC on Apr. 26, 2018, is effective only as of such date. The company expressly disclaims any obligation to update or reaffirm guidance. The company only provides guidance in a Regulation FD compliant manner.

‡ Non-GAAP (loss) income adjusts for one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; certain other one-time or non-cash items; and the income tax effect of these reconciling items. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Alkermes plc Current Report on Form 8-K filed with the SEC on Apr. 26, 2018.

Alkermes

© 2018 Alkermes. All rights reserved.

ALKS 3831 Investigational, novel, once-daily, oral atypical antipsychotic drug candidate for the treatment of schizophrenia Designed to provide antipsychotic efficacy of olanzapine and a differentiated safety profile with favorable weight and metabolic properties Positive results from ENLIGHTEN-1 pivotal antipsychotic efficacy study announced June 2017 Patient enrollment complete for ENLIGHTEN-2, a six-month phase 3 study assessing weight gain with olanzapine compared to ALKS 3831 Complete ENLIGHTEN-2; Topline data expected in Q4 2018 Share data from phase 1 translational medicine study evaluating metabolic profile of ALKS 3831 compared to olanzapine 13 Program Status Priorities

BIIB098 (Formerly ALKS 8700) Investigational product for the treatment of relapsing forms of multiple sclerosis (MS) License and collaboration agreement with Biogen announced in Q4 2017 Long-term safety study ongoing MRI and relapse results in patients with relapsing and remitting MS presented at AAN* Pharmacokinetic bridging studies and clinical requirements for registration complete Complete remaining clin/pharm studies for registration package Planned NDA submission in H2 2018 14 Granted Biogen exclusive, worldwide license to commercialize BIIB098 Mid-teens percentage royalty to Alkermes on worldwide net sales Clinical and regulatory milestones of up to $200M Biogen responsible for all development and commercial expenses (as of 1/1/18) Biogen License and Collaboration Agreement Program Status Priorities *American Academy of Neurology

ALKS 4230 Novel immuno-oncology candidate Designed to selectively activate intermediate-affinity IL-2 receptors to enhance tumor-killing immune cells Dose-escalation stage of phase 1 study ongoing Accelerating and expanding planned clinical development program Complete dose-escalation stage Advance into dose-expansion stage including monotherapy and combination therapy with anti-PD-1s Optimize dosing: Planning subcutaneous dosing phase 1 study and evaluation of less frequent IV dosing regimen 15 Program Status Priorities

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Significant Newsflow Expected in 2018

ARISTADA®: Next potential FDA approval

- ❑ Aripiprazole Lauroxil NanoCrystal® Dispersion (AL_{NCD}) PDUFA June 30

ALKS 5461: Regulatory review underway

- ✓ NDA accepted for filing
- ❑ Advisory Committee Meeting (Expected Q4)

ALKS 3831: Data from second pivotal study

- ✓ ENLIGHTEN-2 weight study enrollment completion
- ❑ Metabolic study data presentation (H1)
- ❑ ENLIGHTEN-2 topline results (Q4)

BIIB098: NDA submission

- ❑ Potential receipt of $50M payment following initial data from EVOLVE-MS-2 gastrointestinal head-to-head study (mid-2018)
- ❑ Planned NDA submission for treatment of MS (H2)

ALKS 4230: Clinical proof-of-concept

- ❑ Dose escalation data and dose expansion initiation (H2)

Alkermes

© 2018 Alkermes. All rights reserved.

www.alkermes.com